Exhibit 99.1

Aptiv Reports Third Quarter 2025 Financial Results
Record Revenues, Adjusted Operating Income and Adjusted Earnings per Share
SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global technology company focused on making the world safer, greener and more connected, today reported record financial results for the third quarter of 2025, with revenues increasing 7% to $5.2 billion. Additionally, the Company raised its full year 2025 guidance, reflecting the strong third quarter performance.

Third Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.2 billion, an increase of 7%
◦Revenue increased 6% adjusted for currency exchange and commodity movements
•U.S. GAAP net loss of $355 million, which includes a non-cash goodwill impairment charge of $648 million
•U.S. GAAP diluted loss per share of $1.63; Excluding special items, diluted earnings per share of $2.17
•Adjusted Operating Income of $654 million; Adjusted EBITDA of $851 million
• Cash from operations totaled $584 million
Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $15.2 billion, an increase of 3%
◦Revenue increased 2% adjusted for currency exchange and commodity movements
•U.S. GAAP net income of $27 million, which includes a non-cash goodwill impairment charge of $648 million
•U.S. GAAP diluted earnings per share of $0.12; Excluding special items, diluted earnings per share of $5.96
•Adjusted Operating Income of $1,854 million; Adjusted EBITDA of $2,430 million
•Cash from operations totaled $1,367 million

“Aptiv delivered another quarter of record financial results, reflecting the strength of our product portfolio and our consistent operational execution,” said Kevin Clark, chair and chief executive officer. “We also delivered on our commitment to maximizing shareholder value through our continued share repurchases and debt retirement in the quarter. Our team continues to work diligently on the separation of our Electrical Distribution Systems business, which remains on track, and we look forward to sharing more at our Investor Day on November 18th.”

Third Quarter 2025 Results
For the three months ended September 30, 2025, the Company reported U.S. GAAP revenue of $5.2 billion, an increase of 7% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 6% during the third quarter. This reflects growth of 14% in North America, 4% in Asia, with flat growth in China, and 16% growth in South America, our smallest region, partially offset by a decline of 3% in Europe.
The Company reported a third quarter 2025 U.S. GAAP net loss of $355 million, with net loss margin of 6.8% and loss of $1.63 per diluted share. This includes the impact of a non-cash goodwill impairment charge of $648 million related to the Company’s acquisition of Wind River in 2022, reflecting slower growth than original expectations over 2023 and 2024 due to delays in 5G adoption and the launch of software-defined vehicle programs. Mid-teens revenue growth in Wind River is expected in 2025. Prior year period net income totaled $363 million, with net income margin of 7.5% and earnings of $1.48 per diluted share. Third quarter Adjusted Net Income totaled $471 million, or earnings of $2.17 per diluted share, compared to $449 million, or $1.83 per diluted share, in the prior year period, an increase of 4.9% and 18.6%, respectively.
Third quarter U.S. GAAP operating loss was $175 million, compared to operating income of $503 million in the prior year period. The Company reported third quarter Adjusted Operating Income of $654 million, compared to $593 million in the prior year period. Adjusted Operating Income margin was 12.5%, compared to 12.2% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives, partially offset by increased commodity costs and foreign exchange impacts totaling $56 million. Depreciation and amortization expense totaled $249 million in the third quarter, compared to $241 million in the prior year period.
Interest expense for the third quarter totaled $90 million, a decrease from $101 million in the prior year period.
Tax expense in the third quarter of 2025 was $103 million, compared to $32 million in the prior year period.
The Company generated net cash flow from operating activities of $584 million in the third quarter, compared to $499 million in the prior year period.

Year-to-Date 2025 Results
For the nine months ended September 30, 2025, the Company reported U.S. GAAP revenue of $15.2 billion, an increase of 3% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 2% during the period. This reflects growth of 5% in North America, 5% in Asia, which includes growth of 1% in China, and 5% growth in South America, our smallest region, partially offset by a decline of 2% in Europe.
The Company reported 2025 year-to-date U.S. GAAP net income of $27 million, with net income margin of 0.2% and earnings of $0.12 per diluted share, which includes the non-cash goodwill impairment charge described above, compared to net income of $1,519 million, net income margin of 10.3% and earnings of $5.76 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $1,324 million, or $5.96 per diluted share, compared to $1,195 million, or $4.53 per diluted share, in the prior year period, an increase of 10.8% and 31.6%, respectively.
For the 2025 year-to-date period, U.S. GAAP operating income was $759 million, compared to $1,363 million in the prior year period. The Company reported Adjusted Operating Income of $1,854 million for the 2025 year-to-date period, compared to $1,743 million in the prior year period. Adjusted Operating Income margin was 12.2%, compared to 11.8% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives, partially offset by increased commodity costs and foreign exchange impacts totaling $141 million. Depreciation and amortization expense totaled $741 million, compared to $719 million in the prior year period.
Interest expense for the nine months ended September 30, 2025 totaled $274 million, an increase from $230 million in the prior year period, primarily driven by debt transactions in the third quarter of 2024 in part to finance our $3.0 billion accelerated share repurchase program.
Tax expense for the nine months ended September 30, 2025 was $504 million, which includes the impact of an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025. Tax expense in the prior year period was $159 million.
The Company generated net cash flow from operating activities of $1,367 million in the nine months ended September 30, 2025, compared to $1,386 million in the prior year period. As of September 30, 2025, the Company had cash and cash equivalents of $1.6 billion and total available liquidity of $4.2 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Debt and Share Repurchases
During the third quarter of 2025, the Company redeemed $148 million of aggregate principal amount of certain senior notes.
During the third quarter of 2025, the Company repurchased 1.2 million shares for $96 million. On a year-to-date basis, the Company repurchased and retired 18.9 million shares with a value of $1.2 billion, including incremental share deliveries under the Company’s Accelerated Share Repurchase Program. As of September 30, 2025, approximately $2.4 billion remained available for future share repurchases under the current repurchase program. All repurchased shares were retired.

Q4 and Full Year 2025 Outlook
The Company’s fourth quarter and full year 2025 financial guidance is below. The Company’s fourth quarter and full year 2025 financial guidance reflects the impacts of recently imposed tariffs by the U.S. government, but does not reflect the impacts of the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries.

(in millions, except per share amounts)	Q4 2025	Full Year 2025
Net sales	$4,905 - $5,205	$20,150 - $20,450
U.S. GAAP net income	$210 - $270	$230 - $300
U.S. GAAP net income margin	4.3% - 5.2%	1.1% - 1.5%
U.S. GAAP operating income	$350 - $450	$1,105 - $1,205
U.S. GAAP operating income margin	7.1% - 8.6%	5.5% - 5.9%
Adjusted EBITDA	$740 - $840	$3,170 - $3,270
Adjusted EBITDA margin	15.1% - 16.1%	15.7% - 16.0%
Adjusted operating income	$545 - $645	$2,400 - $2,500
Adjusted operating income margin	11.1% - 12.4%	11.9% - 12.2%
U.S. GAAP diluted net income per share (a)	$0.95 - $1.25	$1.05 - $1.35
Adjusted net income per share (a)	$1.60 - $1.90	$7.55 - $7.85
Cash flow from operations		$2,000
Capital expenditures		$780
U.S. GAAP effective tax rate		~65.0%
Adjusted effective tax rate		~17.5%

(a)
The Company’s fourth quarter and full year 2025 financial guidance includes approximately $0.05 and $0.20, respectively, per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.330.6710 (U.S.) or +1.213.279.1505 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6799167. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net (loss) income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, separation costs related to the planned spin-off of the Electrical Distribution Systems business, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), goodwill and other asset impairments, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net (loss) income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.

Adjusted Net Income represents net (loss) income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company focused on making the world safer, greener and more connected. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; the effects of significant increases in trade tariffs, import quotas and other trade restrictions or actions, including retaliatory responses to such actions; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to achieve the intended benefits from, or to complete, the proposed separation of its Electrical Distribution Systems business; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net sales	$5,212	$4,854	$15,245	$14,806
Operating expenses:
Cost of sales	4,194	3,951	12,310	12,057
Selling, general and administrative	433	331	1,223	1,102
Amortization	52	53	156	159
Restructuring	60	16	149	125
Goodwill impairment	648	—	648	—
Total operating expenses	5,387	4,351	14,486	13,443
Operating (loss) income	(175)	503	759	1,363
Interest expense	(90)	(101)	(274)	(230)
Other income, net	22	5	34	30
Net gain on equity method transactions	—	—	46	641
(Loss) income before income taxes and equity loss	(243)	407	565	1,804
Income tax expense	(103)	(32)	(504)	(159)
(Loss) income before equity loss	(346)	375	61	1,645
Equity loss, net of tax	(6)	(7)	(27)	(110)
Net (loss) income	(352)	368	34	1,535
Net income attributable to noncontrolling interest	3	7	9	18
Net loss attributable to redeemable noncontrolling interest	—	(2)	(2)	(2)
Net (loss) income attributable to Aptiv	$(355)	$363	$27	$1,519

Diluted net (loss) income per share:
Diluted net (loss) income per share attributable to Aptiv	$(1.63)	$1.48	$0.12	$5.76
Weighted average number of diluted shares outstanding	217.41	245.78	222.30	263.77

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,640	$1,573
Restricted cash	3	1
Accounts receivable, net	3,713	3,261
Inventories	2,597	2,320
Other current assets	807	671
Total current assets	8,760	7,826
Long-term assets:
Property, net	3,720	3,698
Operating lease right-of-use assets	496	495
Investments in affiliates	1,303	1,433
Intangible assets, net	2,055	2,140
Goodwill	4,593	5,024
Other long-term assets	2,570	2,842
Total long-term assets	14,737	15,632
Total assets	$23,497	$23,458
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$17	$509
Accounts payable	3,130	2,870
Accrued liabilities	1,738	1,752
Total current liabilities	4,885	5,131
Long-term liabilities:
Long-term debt	7,613	7,843
Pension benefit obligations	432	374
Long-term operating lease liabilities	404	412
Other long-term liabilities	599	613
Total long-term liabilities	9,048	9,242
Total liabilities	13,933	14,373
Commitments and contingencies
Redeemable noncontrolling interest	102	92

Total Aptiv shareholders’ equity	9,282	8,796
Noncontrolling interest	180	197
Total shareholders’ equity	9,462	8,993
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,497	$23,458

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$34	$1,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	741	719
Restructuring expense, net of cash paid	24	(65)
Deferred income taxes	353	(1)
Loss from equity method investments, net of dividends received	38	120
Loss on extinguishment of debt	—	12
Goodwill impairment	648	—
Net gain on equity method transactions	(46)	(641)
Other, net	151	136
Changes in operating assets and liabilities:
Accounts receivable, net	(452)	(107)
Inventories	(277)	(185)
Accounts payable	308	(39)
Other, net	(139)	(77)
Pension contributions	(16)	(21)
Net cash provided by operating activities	1,367	1,386
Cash flows from investing activities:
Capital expenditures	(489)	(664)
Proceeds from sale of property	2	3
Proceeds from asset sale	4	—
Proceeds from sale of technology investments	12	—
Cost of technology investments	(42)	(121)
Proceeds from the sale of equity method investments	164	448
Purchase of short-term investments	—	(748)
Settlement of derivatives	4	(2)
Net cash used in investing activities	(345)	(1,084)
Cash flows from financing activities:
(Decrease) increase in other short and long-term debt, net	(711)	1,036
Repayment of senior notes	(144)	(700)
Proceeds from issuance of senior and junior notes, net of issuance costs	—	2,920
Fees related to modification of debt agreements	(5)	—
Proceeds from bridge loan, net of issuance costs	—	2,483
Repayment of bridge loan	—	(2,500)
Dividend payments of consolidated affiliates to minority shareholders	(6)	—
Repurchase of ordinary shares	(96)	(4,104)
Taxes withheld and paid on employees’ restricted share awards	(23)	(23)
Net cash used in financing activities	(985)	(888)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	32	—
Increase (decrease) in cash, cash equivalents and restricted cash	69	(586)
Cash, cash equivalents and restricted cash at beginning of the period	1,574	1,640
Cash, cash equivalents and restricted cash at end of the period	$1,643	$1,054

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	%	2025	2024	%
	(in millions)			(in millions)
Net Sales
Electrical Distribution Systems	$2,286	$2,035	12%	$6,516	$6,181	5%
Engineered Components Group	1,714	1,582	8%	5,018	4,804	4%
Advanced Safety and User Experience	1,442	1,427	1%	4,373	4,410	(1)%
Eliminations and Other (a)	(230)	(190)		(662)	(589)
Net Sales	$5,212	$4,854		$15,245	$14,806

Adjusted Operating Income
Electrical Distribution Systems	$192	$125	54%	$498	$399	25%
Engineered Components Group	298	272	10%	859	823	4%
Advanced Safety and User Experience	164	196	(16)%	497	521	(5)%
Adjusted Operating Income	$654	$593		$1,854	$1,743

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net (loss) income per share attributable to Aptiv for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	217.41	245.48	221.72	263.55
Dilutive shares related to RSUs	—	0.30	0.58	0.22
Weighted average ordinary shares outstanding, including dilutive shares	217.41	245.78	222.30	263.77
Net (loss) income per share attributable to Aptiv:
Basic	$(1.63)	$1.48	$0.12	$5.76
Diluted	$(1.63)	$1.48	$0.12	$5.76

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended September 30, 2025

Reported net sales % change	7%
Less: foreign currency exchange and commodities	1%
Adjusted revenue growth	6%

Nine Months Ended September 30, 2025

Reported net sales % change	3%
Less: foreign currency exchange and commodities	1%
Adjusted revenue growth	2%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net (loss) income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net (loss) income attributable to Aptiv	$(355)	(6.8)%	$363	7.5%	$27	0.2%	$1,519	10.3%
Interest expense	90		101		274		230
Other income, net	(22)		(5)		(34)		(30)
Net gain on equity method transactions	—		—		(46)		(641)
Income tax expense	103		32		504		159
Equity loss, net of tax	6		7		27		110
Net income attributable to noncontrolling interest	3		7		9		18
Net loss attributable to redeemable noncontrolling interest	—		(2)		(2)		(2)
Operating (loss) income	$(175)	(3.4)%	$503	10.4%	$759	5.0%	$1,363	9.2%
Amortization	52		53		156		159
Restructuring	60		16		149		125
Separation costs	53		—		100		—
Other acquisition and portfolio project costs	12		13		25		66
Asset impairments	—		3		9		17
Compensation expense related to acquisitions	4		5		13		13
Goodwill impairment	648		—		648		—
Gain on asset sale	—		—		(5)		—
Adjusted operating income	$654	12.5%	$593	12.2%	$1,854	12.2%	$1,743	11.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2025	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income (loss)	$114	$262	$(551)	$(175)
Amortization	—	30	22	52
Restructuring	21	2	37	60
Separation costs	53	—	—	53
Other acquisition and portfolio project costs	4	4	4	12
Goodwill impairment	—	—	648	648
Compensation expense related to acquisitions	—	—	4	4
Adjusted operating income	$192	$298	$164	$654

Depreciation and amortization (a)	$61	$111	$77	$249

Three Months Ended September 30, 2024	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$110	$231	$162	$503
Amortization	—	31	22	53
Restructuring	10	3	3	16
Other acquisition and portfolio project costs	5	4	4	13
Asset impairments	—	3	—	3
Compensation expense related to acquisitions	—	—	5	5
Adjusted operating income	$125	$272	$196	$593

Depreciation and amortization (a)	$59	$111	$71	$241

Nine Months Ended September 30, 2025	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income (loss)	$324	$724	$(289)	$759
Amortization	1	89	66	156
Restructuring	62	34	53	149
Separation costs	100	—	—	100
Other acquisition and portfolio project costs	8	6	11	25
Asset impairments	3	6	—	9
Goodwill impairment	—	—	648	648
Compensation expense related to acquisitions	—	—	13	13
Gain on asset sale	—	—	(5)	(5)
Adjusted operating income	$498	$859	$497	$1,854

Depreciation and amortization (a)	$182	$336	$223	$741

Nine Months Ended September 30, 2024	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$313	$679	$371	$1,363
Amortization	1	92	66	159
Restructuring	60	29	36	125
Other acquisition and portfolio project costs	25	20	21	66
Asset impairments	—	3	14	17
Compensation expense related to acquisitions	—	—	13	13
Adjusted operating income	$399	$823	$521	$1,743

Depreciation and amortization (a)	$173	$320	$226	$719

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net (loss) income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions)
Net (loss) income attributable to Aptiv	$(355)	$363	$27	$1,519
Interest expense	90	101	274	230
Income tax expense	103	32	504	159
Net income attributable to noncontrolling interest	3	7	9	18
Net loss attributable to redeemable noncontrolling interest	—	(2)	(2)	(2)
Depreciation and amortization	249	241	741	719
EBITDA	$90	$742	$1,553	$2,643
Other income, net	(22)	(5)	(34)	(30)
Net gain on equity method transactions	—	—	(46)	(641)
Equity loss, net of tax	6	7	27	110
Restructuring	60	16	149	125
Separation costs	53	—	100	—
Other acquisition and portfolio project costs	12	13	25	66
Goodwill impairment	648	—	648	—
Compensation expense related to acquisitions	4	5	13	13
Gain on asset sale	—	—	(5)	—
Adjusted EBITDA	$851	$778	$2,430	$2,286

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net (loss) income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net (loss) income attributable to Aptiv	$(355)	$363	$27	$1,519
Adjusting items:
Amortization	52	53	156	159
Restructuring	60	16	149	125
Separation costs	53	—	100	—
Other acquisition and portfolio project costs	12	13	25	66
Asset impairments	—	3	9	17
Goodwill impairment	648	—	648	—
Compensation expense related to acquisitions	4	5	13	13
Gain on asset sale	—	—	(5)	—
(Gain) loss on extinguishment of debt	(3)	12	—	12
(Gain) loss on change in fair value of publicly traded equity securities	(1)	5	(2)	3
Net gain on equity method transactions	—	—	(46)	(641)
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	—	—	294	—
Tax impact of adjusting items (b)	1	(21)	(44)	(78)
Adjusted net income attributable to Aptiv	$471	$449	$1,324	$1,195

Weighted average number of diluted shares outstanding	217.41	245.78	222.30	263.77
Diluted net (loss) income per share attributable to Aptiv	$(1.63)	$1.48	$0.12	$5.76
Adjusted net income per share	$2.17	$1.83	$5.96	$4.53

(a)
As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the nine months ended September 30, 2025.

(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(352)	$368	$34	$1,535
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	249	241	741	719
Restructuring expense, net of cash paid	22	(31)	24	(65)
Working capital	(52)	(170)	(421)	(331)
Pension contributions	(7)	(8)	(16)	(21)
Goodwill impairment	648	—	648	—
Net gain on equity method transactions	—	—	(46)	(641)
Other, net	76	99	403	190
Net cash provided by operating activities	584	499	1,367	1,386

Cash flows from investing activities:
Capital expenditures	(143)	(173)	(489)	(664)
Proceeds from sale of technology investments	11	—	12	—
Cost of technology investments	—	(81)	(42)	(121)
Proceeds from the sale of equity method investments	—	—	164	448
Purchase of short-term investments	—	—	—	(748)
Settlement of derivatives	(1)	(2)	4	(2)
Other, net	—	1	6	3
Net cash used in investing activities	(133)	(255)	(345)	(1,084)

Adjusting items:
Adjustment for cost of significant technology investments	—	81	40	121
Adjustment for proceeds from sale of equity method investment	—	—	(164)	(448)
Cash flow before financing	$451	$325	$898	$(25)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is below. The Company’s fourth quarter and full year 2025 financial guidance reflects the impacts of recently imposed tariffs by the U.S. government, but does not reflect the impacts of the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries.

	Estimated Q4		Estimated Full Year
	2025 (a)		2025 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)	$	Margin (b)
Net income attributable to Aptiv	$240	4.7%	$265	1.3%
Interest expense	85		360
Other income, net	(10)		(45)
Net gain on equity method transactions	—		(45)
Income tax expense	65		570
Equity loss, net of tax	15		40
Net income attributable to noncontrolling interest (c)	5		10
Operating income	$400	7.9%	$1,155	5.7%
Amortization	50		210
Restructuring	50		200
Other acquisition and portfolio project costs, including costs related to the planned spin-off of the EDS business	90		210
Asset impairments	—		10
Goodwill impairment	—		650
Compensation expense related to acquisitions	5		20
Gain on asset sale	—		(5)
Adjusted operating income	$595	11.8%	$2,450	12.1%

Adjusted EBITDA
Net income attributable to Aptiv	$240	4.7%	$265	1.3%
Interest expense	85		360
Income tax expense	65		570
Net income attributable to noncontrolling interest (c)	5		10
Depreciation and amortization	245		990
EBITDA	$640	12.7%	$2,195	10.8%
Other income, net	(10)		(45)
Net gain on equity method transactions	—		(45)
Equity loss, net of tax	15		40
Restructuring	50		200
Other acquisition and portfolio project costs, including costs related to the planned spin-off of the EDS business	90		210
Compensation expense related to acquisitions	5		20
Goodwill impairment	—		650
Gain on asset sale	—		(5)
Adjusted EBITDA	$790	15.6%	$3,220	15.9%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

	Estimated Q4	Estimated Full Year
	2025 (a)	2025 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$240	$265
Adjusting items:
Amortization	50	210
Restructuring	50	200
Other acquisition and portfolio project costs, including costs related to the planned spin-off of the EDS business	90	210
Asset impairments	—	10
Goodwill impairment	—	650
Compensation expense related to acquisitions	5	20
Net gain on equity method transactions	—	(45)
Gain on asset sale	—	(5)
Tax impact of adjusting items	(55)	195
Adjusted net income attributable to Aptiv	$380	$1,710

Weighted average number of diluted shares outstanding	218.00	222.00
Diluted net income per share attributable to Aptiv	$1.10	$1.20
Adjusted net income per share	$1.75	$7.70

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Betsy Frank
+1.929.240.1777
betsy.frank@aptiv.com